EXHIBIT (p)(2)(o)


                               LEE FINANCIAL GROUP
                          LEE FINANCIAL SECURITIES, INC.
                                  CODE OF ETHICS

                                   ATTACHMENT A
                           Effective:  February 1, 2005
                           Amended:  June 1, 2009


List of Access Persons
Clementine Benemerito - Administration
Andrea Chan - Wealth Manager
Summer Chun - Wealth Manager
Louis D'Avanzo - Vice President, Portfolio Manager
Christina Morneau-Dyas - Administration
William Evans - Administration
Beverly Henon - Senior Wealth Manager
Brian Ishihara - Senior Wealth Manager
Brandon Kikuchi
Lugene Lee - Director, Vice President, Secretary
Terrence Lee - Director, President and CEO
Kathy Lum - Senior Wealth Manager
Barry Magaoay - Senior Wealth Manager
Charlotte Meyer - Director, Vice President, Treasurer
Ken Montpas - Senior Wealth Manager
Cory Nakamura - Wealth Manager
Ai-Chun Rakieten - Administration
Nora Simpson - Vice President, CCO, CFO

List of Investment Personnel
Andrea Chan - Wealth Manager
Summer Chun - Wealth Manager
Louis D'Avanzo - Vice President, Portfolio Manager
Beverly Henon - Senior Wealth Manager
Brian Ishihara - Senior Wealth Manager
Lugene Lee - Director, Vice President, Secretary
Terrence Lee - Director, President and CEO
Kathy Lum - Senior Wealth Manager
Barry Magaoay - Senior Wealth Manager
Charlotte Meyer - Director, Vice President, Treasurer
Ken Montpas - Senior Wealth Manager
Cory Nakamura - Wealth Manager
Nora Simpson - Vice President, CCO, CFO

Review Officer
Nora Simpson - Compliance Officer

Alternate Review Officer
Terrence Lee - President and CEO, Director